Exhibit 10.9

THIS NOTE IS DATED EFFECTIVE AS OF SEPTEMBER 7, 2011

RICHFIELD OIL & GAS COMPANY
$89,500.00	Promissory Note

RICHFIELD OIL & GAS COMPANY, a Nevada corporation (the “Company”), for value received, hereby promises to pay to MACKOV INVESTMENTS LIMITED ("Holder" or "Investor") or order, the amount of Eighty Nine Thousand Five Hundred Dollars ($89,500), which includes $9,200.46 in loan fees as follows:

August 22, 2011	Loan equal to $45,000.00	Fee equal to $4,500.00
August 27, 2011	Loan equal to $25,582.50	Fee equal to $3,417.50
September 8, 2011	Loan equal to $9,717.04	Fee equal to $1,282.96

This Note shall mature and become due and payable on September 29, 2011 (the “Due Date”).  If the principal amount of the Note is not paid on or before the Due Date, the Note shall bear interest at the rate of 2.0% per month until paid in full. This Note may be prepaid by the Company, in whole or in part, before the Due Date without penalty.  In the event Maker fails to pay any sum due hereunder on the date when such payment is due and payable as provided herein within fifteen (15) days after receiving written notice of such default, the Company agrees to compensate Holder for his reasonable costs incurred as a result of such default, including attorney’s fees, court costs and other charges.

Miscellaneous.

1.1  Notices.  Any notice required or permitted under this Note shall be given in writing and shall be deemed effective upon personal delivery to the party to be notified or upon deposit with a recognized overnight courier service and addressed to the party at the address set forth below for such party, or at such other address as either party may designate by not less than ten (10) days advance written notice to the other party.

1.2  Binding Effect.  This Note shall bind and inure to the benefit of the parties, their legal representatives, successors and permitted assigns.

1.3  Amendments and Waivers.  Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both the Company and the Holder hereof.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon Holder of this Note and the Company.

IN WITNESS WHEREOF, the Parties have set their hands, as of the date first above written.

HOLDER:		MAKER:
MacKov Investments Limited		RICHFIELD OIL & GAS COMPANY

By:	/s/ Glenn MacNeil	By:	/s/ J. David Gowdy
	Glenn MacNeil		J. David Gowdy, President & CEO